i3 VERTICALS REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS
Reports Record Revenue and Annualized Recurring Revenue2

NASHVILLE, Tenn. (February 8, 2023) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal first quarter ended December 31, 2022.
Highlights for the fiscal first quarter ended December 31, 2022 vs. 2021
•Revenue was $86.0 million, an increase of 16.4% over the prior year's first quarter.
•Net income was $0.2 million, compared to net loss of $3.7 million in the prior year's first quarter.
•Net loss attributable to i3 Verticals, Inc. was $0.2 million.
•Adjusted EBITDA1 was $23.6 million, an increase of 29.3% over the prior year's first quarter.
•Adjusted EBITDA1 as a percentage of revenue was 27.4%, compared to 24.7% in the prior year's first quarter.
•Diluted net loss per share available to Class A common stock was $0.01, compared to diluted net loss per share available to Class A common stock of $0.11 in the prior year's first quarter.
•Pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.37 compared to $0.35 for the prior year's first quarter.
•Annualized Recurring Revenue ("ARR")2 for the three months ended December 31, 2022 and 2021 was $290.2 million and $240.4 million, respectively, representing a period-to-period growth rate of 20.7%.
•Software and related services revenue3 as a percentage of total revenue was 48% and 49% for the three months ended December 31, 2022 and 2021, respectively.
•As of December 31, 2022, consolidated interest coverage ratio was 5.18x, total leverage ratio was 4.03x and consolidated senior leverage ratio was 2.77x. These ratios are defined in the Company's Senior Secured Credit Facility.
•As previously announced in our press release on January 6, 2023, the Company acquired AccuFund, Inc. effective January 1, 2023, further strengthening the Company's Public Sector Vertical.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue, and it is not a forecast. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company's customers.
3.Software and related services revenue includes the sale of licenses, subscriptions, installation and implementation services, and ongoing support specific to software.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “The first quarter of our fiscal year 2023 produced fantastic results and we are proud to share them with the market. Revenue and adjusted EBITDA continued to set records and annualized recurring revenue2 continued to outpace other revenue streams.
“This quarter includes the first results of operations for Celtic. We are happy to report that they are already going to market with BIS, and together we have a very compelling offering to serve departments of transportation across the United States and Canada. We are also excited about the previously announced public sector acquisition of AccuFund. Their fund accounting software solutions are a perfect strategic fit with our other solutions in that vertical. We expect to continue our M&A efforts and find opportunities to compound value for our shareholders.”
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Revised 2023 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs.
The Company is providing the following revised outlook for the fiscal year ending September 30, 2023:

(in thousands, except share and per share amounts)	Previous Outlook Range			Revised Outlook Range
	Fiscal year ending September 30, 2023
Revenue	$360,000	-	$380,000	$360,000	-	$380,000
Adjusted EBITDA (non-GAAP)	$94,000	-	$102,000	$95,000	-	$103,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.50	-	$1.62	$1.50	-	$1.62
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2023 Outlook” above, reconciliation of adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may potentially have a significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Thursday, February 9, 2023, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on February 9, 2023, through February 16, 2023, by dialing (877) 344-7529 and entering Confirmation Code 3132661.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its broad suite of software and services solutions, the Company creates and acquires software products to serve the specific needs of its customers. The Company's primary strategic verticals are Public Sector (including Education) and Healthcare.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2023 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans,
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objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic conditions, including the impact of inflation and rising interest rates, competition in our industry and the Company's ability to compete effectively, and regulatory developments, the COVID-19 pandemic, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports First Quarter 2023 Financial Results

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i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended December 31,
	2022	2021	% Change

Revenue	$86,029	$73,939	16%

Operating expenses
Other costs of services	19,069	16,510	15%
Selling, general and administrative	51,003	46,387	10%
Depreciation and amortization	8,676	6,870	26%
Change in fair value of contingent consideration	1,443	4,927	(71)%
Total operating expenses	80,191	74,694	7%

Income (loss) from operations	5,838	(755)	n/m

Interest expense, net	5,490	3,154	74%
Other income	(203)	—	n/m
Total other expenses	5,287	3,154	68%

Income (loss) before income taxes	551	(3,909)	n/m

Provision for (benefit from) income taxes	382	(228)	n/m

Net income (loss)	169	(3,681)	n/m

Net income (loss) attributable to non-controlling interest	409	(1,153)	n/m
Net loss attributable to i3 Verticals, Inc.	$(240)	$(2,528)	(91)%

Net loss per share attributable to Class A common stockholders:
Basic	$(0.01)	$(0.11)
Diluted	$(0.01)	$(0.11)
Weighted average shares of Class A common stock outstanding:
Basic	22,998,608	22,042,801
Diluted	22,998,608	22,042,801
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i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended December 31, 2022
	Merchant Services	Software and Services	Other	Total
Revenue	$32,834	$53,213	$(18)	$86,029
Other costs of services	(15,567)	(3,523)	21	(19,069)
Residuals	9,809	523	(11)	10,321
	$27,076	$50,213	$(8)	$77,281

Residuals				(10,321)
Selling, general and administrative				(51,003)
Depreciation and amortization				(8,676)
Change in fair value of contingent consideration				(1,443)
Income from operations				$5,838

Payment volume(1)	$5,261,839	$652,176	$—	$5,914,015

	For the Three Months Ended December 31, 2021
	Merchant Services	Software and Services	Other	Total
Revenue	$29,177	$44,774	$(12)	$73,939
Other costs of services	(13,442)	(3,080)	12	(16,510)
Residuals	8,181	343	(4)	8,520
	$23,916	$42,037	$(4)	$65,949

Residuals				(8,520)
Selling, general and administrative				(46,387)
Depreciation and amortization				(6,870)
Change in fair value of contingent consideration				(4,927)
Loss from operations				$(755)

Payment volume(1)	$4,819,854	$490,095	$—	$5,309,949
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's customers and settled to customers by us and 2) ACH transactions processed by the Company's customers and settled to customers by the Company.
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i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	December 31,	September 30,
	2022	2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,609	$3,490
Accounts receivable, net	52,653	53,334
Settlement assets	11,786	7,540
Prepaid expenses and other current assets	23,133	19,445
Total current assets	91,181	83,809

Property and equipment, net	11,828	5,670
Restricted cash	8,944	12,735
Capitalized software, net	64,831	52,341
Goodwill	398,798	353,639
Intangible assets, net	227,217	195,919
Deferred tax asset	43,788	43,458
Operating lease right-of-use assets	17,272	17,678
Other assets	5,590	5,063
Total assets	$869,449	$770,312

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$8,414	$9,342
Accrued expenses and other current liabilities	50,967	57,833
Settlement obligations	11,786	7,540
Deferred revenue	37,381	31,975
Current portion of operating lease liabilities	4,724	4,568
Total current liabilities	113,272	111,258

Long-term debt, less current portion and debt issuance costs, net	377,206	287,020
Long-term tax receivable agreement obligations	40,811	40,812
Operating lease liabilities, less current portion	13,413	13,994
Other long-term liabilities	21,289	9,540
Total liabilities	565,991	462,624

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2022 and September 30, 2022	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,011,193 and 22,986,448 shares issued and outstanding as of December 31, 2022 and September 30, 2022, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,118,142 and 10,118,142 shares issued and outstanding as of December 31, 2022 and September 30, 2022, respectively	1	1
Additional paid-in capital	228,016	241,958
Accumulated deficit	(12,373)	(23,582)
Total stockholders' equity	215,646	218,379
Non-controlling interest	87,812	89,309
Total equity	303,458	307,688
Total liabilities and equity	$869,449	$770,312
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i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2022	2021

Net cash provided by operating activities	$18,179	$21,910
Net cash used in investing activities	$(94,530)	$(62,353)
Net cash provided by financing activities	$76,925	$49,223
Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2022	2021
Net loss attributable to i3 Verticals, Inc.	$(240)	$(2,528)
Net income (loss) attributable to non-controlling interest	409	(1,153)
Non-GAAP adjustments:
Provision for (benefit from) income taxes	382	(228)
Non-cash change in fair value of contingent consideration(1)	1,443	4,927
Equity-based compensation(2)	6,846	6,624
Acquisition-related expenses(3)	727	508
Acquisition intangible amortization(4)	6,732	5,676
Non-cash interest expense(5)	361	1,416
Other taxes(6)	75	87
Gain on investment(7)	(203)	—
Non-GAAP pro forma adjusted income before taxes	16,532	15,329
Pro forma taxes at effective tax rate(8)	(4,133)	(3,832)
Pro forma adjusted net income(9)	$12,399	$11,497
Cash interest expense, net(10)	5,129	1,738
Pro forma taxes at effective tax rate(8)	4,133	3,832
Depreciation and internally developed software amortization(11)	1,944	1,194
Adjusted EBITDA(12)	$23,605	$18,261
_______________
1.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
2.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
3.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
4.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
5.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
6.Other taxes consist of franchise taxes, commercial activity taxes, the employer portion of payroll taxes related to stock option exercises and other non-income based taxes. Taxes related to salaries are not included.
7.Other income reflects $203 related to continent consideration received for an investment that was sold in a prior year for the three months ended December 31, 2022.
8.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2022 and 2021, based on blended federal and state tax rates.
9.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
10.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
11.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
12.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
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IIIV Reports First Quarter 2023 Financial Results

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i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended December 31,
	2022	2021
Diluted net loss available to Class A common stock per share	$(0.01)	$(0.11)
Pro forma adjusted diluted earnings per share(1)(2)	$0.37	$0.35
Pro forma adjusted net income(2)	$12,399	$11,497
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	33,813,177	32,872,689
________________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,118,142 and 10,222,946 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 696,427 and 606,942 shares for the three months ended December 31, 2022 and 2021, respectively, resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method were excluded because of the effect of including them would have been anti-dilutive.
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